UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Invesco QQQ TrustSM, Series 1

Special Meeting of Shareholders – Email Templates

Subject: ACTION REQUIRED: Your investment in Invesco QQQ TrustSM, Series 1.

Dear First Last Name:

On behalf of Invesco QQQ TrustSM, Series 1, we’ve been trying to reach you regarding the Special Meeting of Shareholders. According to our most recent records, we have not received your vote, and with the meeting just days away, we strongly urge you to act now.

The fund believes that if the modernization proposal is approved by shareholders, the fund will save $70,000,000 in expenses annually. If your fund reduces expenses, those savings are available towards the Funds’ total return to shareholders.

Invesco, the Sponsor of the Trust, believes that the Proposals are in the best interests of the Trust and its shareholders and therefore recommends that you approve each Proposal. Detailed information on the meeting and the proposals can be found by visiting Invesco QQQ TrustSM, Series 1, SEC Filings.

Your vote is very important, please vote today!

Simply use one of the following methods to promptly provide your voting instructions:

1.	Vote with a live Proxy Specialist – You may cast your vote with a live proxy specialist by calling toll free at 1-855-206-1344 between the hours of 9:00am -10:00pm EST, Monday through Friday.
2.	Vote Online – You can click the link below and follow the online instructions.

CLICK HERE TO VOTE

We urge you to vote before December 5, 2025 - Please Vote Today!

For more information, visit the official Invesco proxy website:

https://www.invesco.com/qqq-etf/en/proxy-vote-information.html

Operations – Retail Engagement	1

INVESCO

Response to DNC Invesco Phone Center

Script

For the Invesco Rep who receives a DNC call for the QQQ Proxy effort.

Purpose:

●	We can DNC easily but it would be great to try and convert the shareholder to a vote, so they stop receiving emails and mailings too.

Anyone who calls in to DNC, you can transfer them to the Sodali call center at the number below:

1-888-243-4740

If a shareholder declines being transferred to Sodali

Options to get them to vote:

If shareholder requests Do Not Call (DNC)

●	Thank you so much for reaching out. We can DNC your account(s) from being called immediately. The DNC process may take 24 hours to update but after that time, calls will cease.

Rebuttal to stop calls AND mailings

●	If you vote your shares today ALL phone calls and reminder mailings will stop. Unfortunately, we do not have access to suppress mailings or e-deliveries so those will continue.

If you wish to vote your shares, we have a convenient way for you to vote via email with our solicitor, Sodali Fund Solutions.

1)	Email a picture of your proxy card to qqqdnc@investor.sodali.com

a.	Please sign and include your voting direction

2)	Email qqqdnc@investor.sodali.com

a.	First and last name and zip code

b.	Voting direction for the proposals

3)	You will receive a confirmation in 3-5 days stating you voted and how.

Once your email vote is processed calls will stop within 24 hours or less; mailings and e-deliveries stop within a few days.

We appreciate your interest in QQQ and your patience while we work to achieve the vote on this great initiative.

Please see the link for any information you may need about the proxy effort. https://proxyvotinginfo.com/p/qqq

Regards and thanks again,